Exhibit 99

Carrier Reports First Quarter 2026 Results

•Data center orders up over 500%; backlog fully covers expected 2026 data center sales
•Total company orders1 up 11%; Commercial HVAC1 up 35%
•Net sales up 2%; organic sales down 1%
•GAAP EPS of $0.28 and adjusted EPS of $0.57
•Net cash flows from operating activities of $79 million and free cash flow of ($15) million
•Returned ~$500 million to shareholders through dividends and repurchases
•Reaffirms full year outlook

PALM BEACH GARDENS, Fla., April 30, 2026 – Carrier Global Corporation (NYSE:CARR), global leader in intelligent climate and energy solutions, today reported financial results for the first quarter of 2026.
“We started the year with better than expected sales performance across the portfolio,” said Chairman & CEO David Gitlin. “Orders in our global Commercial HVAC1 business increased 35%, helped by data centers which were up over 500% in the quarter. The strong double-digit sequential increase in Commercial HVAC backlog gives us the confidence to drive our sixth consecutive year of double-digit growth in this business. CSA Light commercial and CSE Residential both delivered growth, while CSA Residential came in better than expected. I am pleased with the team's performance in the first quarter, and we are reaffirming our full-year outlook.”

1 Excludes NORESCO

First Quarter 2026 Results
Total Company

	(Unaudited)
	Three Months Ended March 31
(In millions)	2026	2025	Change
Net sales	$5,341	$5,218	2%
Organic sales	(1)%

Operating profit	$259	$629	(59)%
Operating margin	4.8%	12.1%	(730) bps
Adjusted operating profit	$594	$848	(30)%
Adjusted operating margin	11.1%	16.3%	(520) bps

Diluted earnings per share:
Continuing operations	$0.28	$0.47	(40)%
Continuing operations - Adjusted	$0.57	$0.65	(12)%

Carrier’s first-quarter sales of $5.3 billion increased 2% compared to the prior year. Organic sales declined 1%, more than offset by a 3% tailwind from foreign currency translation.
GAAP operating profit of $259 million in the quarter declined 59% from last year, driven by the CSA, CSE and CSAME segments.
    Adjusted operating profit of $594 million was down 30% from last year, predominantly due to lower sales in our CSA Residential business and continued headwinds in China Residential and Light Commercial (RLC).
Net earnings from continuing operations were $239 million and adjusted net earnings from continuing operations were $482 million. GAAP EPS from continuing operations was $0.28 and adjusted EPS was $0.57, down 40% and 12% year-over-year, respectively. The declines were primarily driven by lower operating profit, partially offset by a lower tax rate and benefits of a lower share count.

Climate Solutions Americas (CSA)

	(Unaudited)
	Three Months Ended March 31
(In millions)	2026	2025	Change
Net sales	$2,501	$2,572	(3)%
Organic sales	(3)%

Segment operating profit	$373	$570	(35)%
Segment operating margin	14.9%	22.2%	(730) bps

CSA segment sales declined 3%. Organic sales were down 3% driven by Residential, down about 12%, partially offset by strength in Light commercial and Commercial1, up 9% and 1% respectively.
Segment operating margin decreased 730 basis points largely reflecting lower Residential sales and associated factory under-absorption.

Climate Solutions Europe (CSE)

	(Unaudited)
	Three Months Ended March 31
(In millions)	2026	2025	Change
Net sales	$1,293	$1,169	11%
Organic sales	—%

Segment operating profit	$89	$105	(15)%
Segment operating margin	6.9%	9.0%	(210) bps

CSE segment sales increased 11%. Organic sales were flat with RLC up low-single digits and Commercial down mid-single digits.
Segment operating margin decreased 210 basis points driven by lower Commercial volume and higher promotions partially offset by RLC volume growth and strong productivity.

1 Excludes NORESCO

Climate Solutions Asia Pacific, Middle East & Africa (CSAME)

	(Unaudited)
	Three Months Ended March 31
(In millions)	2026	2025	Change
Net sales	$834	$826	1%
Organic sales	(1)%

Segment operating profit	$81	$121	(33)%
Segment operating margin	9.7%	14.6%	(490) bps

CSAME segment sales increased 1%. Organic sales were down 1% mainly driven by RLC in China, partially offset by strong Commercial growth outside of China, particularly in India and Australia.
Segment operating margin decreased 490 basis points as expected, driven mainly by China RLC.

Climate Solutions Transportation (CST)

	(Unaudited)
	Three Months Ended March 31
(In millions)	2026	2025	Change
Net sales	$713	$651	10%
Organic sales	5%

Segment operating profit	$101	$97	4%
Segment operating margin	14.2%	14.9%	(70) bps

CST sales increased 10% driven by strong growth in Container. Organic sales increased 5% with 38% growth in Container, partially offset by a decline in Global Truck and Trailer, down high-single digits.
Segment operating margin declined 70 basis points, due to unfavorable mix.

Cash Flow

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2026	2025
Net cash flows provided by operating activities	$79	$483
Less: Capital expenditures	(94)	(63)
Free cash flow	$(15)	$420

Net cash flows generated from operating activities were $79 million and capital expenditures were $94 million, resulting in free cash flow of ($15) million.

Full-Year 2026 Guidance**

	Current Guidance**	Prior Guidance
Sales	~$22 billion ~$250 million revenue headwind from Riello exit Organic* flat to up LSD FX 1% Net, Acquisitions / Divestitures (1%)	~$22 billion ~$350 million revenue headwind from Riello exit Organic* flat to up LSD FX 1% Net, Acquisitions / Divestitures (1%)

Adjusted Operating Profit*	~$3.4 billion	~$3.4 billion

Adjusted EPS*	~$2.80	~$2.80

Free Cash Flow*	~$2 billion	~$2 billion
Riello divestiture expected to close by the end of Q2 2026; prior guidance assumed the divestiture closed by the end of Q1 2026.

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating profit, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

**As of April 30, 2026

Conference Call
Carrier will host a webcast of its earnings conference call today, Thursday, April 30, 2026, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations. For alternative dial-in information, please contact Carrier investor relations at InvestorRelations@Carrier.com.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, expectations relating to our sales backlog, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, market conditions including with respect to residential end-markets, data center and otherwise, growth prospects for 2026 and beyond, expectations concerning the mitigation and net impact of tariffs during 2026, Carrier's guidance for full-year 2026, Carrier's plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation, those described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent reports that we file with the SEC: the effect of economic conditions in the industries and markets in which Carrier and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, inflationary cost pressures, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues, natural disasters and the financial condition of our customers and suppliers; challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; future levels of capital spending and research and development spending; future availability of credit and factors that may affect such availability, including credit market conditions and Carrier's capital structure and credit ratings; the timing and scope of future repurchases of Carrier's common stock, including market conditions and the level of other investing activities and uses of cash; delays and disruption in the delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; new business and investment opportunities; the outcome of legal proceedings, investigations and other contingencies; the impact of pension plan assumptions on future cash contributions and earnings; the impact of the negotiation of collective bargaining agreements and labor disputes; the effect of changes in political conditions in the U.S. and other countries in which Carrier and our businesses operate, including the effect of ongoing uncertainty and/or changes in U.S. trade policies, on general market conditions, global trade policies, the imposition of tariffs, and currency exchange rates in the near term and beyond; the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; the ability of Carrier to retain and hire key personnel; the scope, nature, impact or timing of acquisition and divestiture activity, such as our portfolio transformation transactions, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; a determination by the IRS and other tax authorities that the distribution of Carrier from RTX Corporation (f/k/a United Technologies Corporation) or certain related transactions should be treated as taxable transactions; and risks associated with current and future indebtedness, as well as our ability to reduce indebtedness and the timing thereof. The forward-looking statements speak only as of the date of this communication. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating innovations that bring comfort, safety and sustainability to life. Through cutting-edge advancements in climate solutions such as temperature control, air quality and transportation, we improve lives, empower critical industries and ensure the safe transport of food, life-saving medicines and more. Since inventing modern air conditioning in 1902, we lead with purpose: enhancing the lives we live and the world we share. We continue to lead because of our world-class, inclusive workforce that puts the customer at the center of everything we do. For more information, visit www.carrier.com or follow Carrier on social media at @Carrier.

Contact:
Investor Relations
Michael Rednor
561-365-2020
InvestorRelations@Carrier.com

Media Inquiries
Rob Six
561-365-2020
Robert.Six@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation (“Carrier”). Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures.

Use and Definitions of Non-GAAP Financial Measures

Carrier reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, adjusted earnings per share (“EPS”), adjusted effective tax rate and net debt are non-GAAP financial measures and are associated with Carrier's continuing operations unless specifically noted.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents consolidated operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangible assets and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of consolidated net sales (a GAAP measure). Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangible assets and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangible assets and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure).

Segment operating profit is the measure of profit and loss that the Chief Operating Decision Maker uses to evaluate segment profitability. Segment operating profit represents operating profit (a GAAP measure) adjusted to exclude restructuring costs, amortization of acquired intangible assets and other significant items of a nonoperational nature.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by continuing operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners. Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

When Carrier provides our expectations for organic sales, adjusted operating profit (including on a segment basis), adjusted operating margin (including on a segment basis), adjusted effective tax rate, adjusted EPS, free cash flow, and interest expense, net on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended March 31,
(In millions, except per share amounts)	2026	2025
Net sales
Product sales	$4,667	$4,652
Service sales	674	566
Total Net sales	5,341	5,218
Costs and expenses
Cost of products sold	(3,591)	(3,358)
Cost of services sold	(506)	(415)
Research and development	(143)	(153)
Selling, general and administrative	(861)	(729)
Total Costs and expenses	(5,101)	(4,655)
Equity method investment net earnings	31	44
Other income (expense), net	(12)	22
Operating profit	259	629
Non-service pension benefit (expense)	1	1
Interest (expense) income, net	(90)	(82)
Earnings before income taxes	170	548
Income tax (expense) benefit	96	(111)
Earnings from continuing operations	266	437
Discontinued operations, net of tax	(1)	—
Net earnings (loss)	265	437
Less: Non-controlling interest in subsidiaries'	27	25
Net earnings (loss) attributable to common shareowners	$238	$412
Amounts attributable to common shareowners:
Continuing operations	$239	$412
Discontinued operations	(1)	—
Net earnings (loss) attributable to common shareowners	$238	$412
Earnings per share
Basic:
Continuing operations	$0.29	$0.47
Discontinued operations	—	—
Net earnings (loss)	$0.29	$0.47
Diluted:
Continuing operations	$0.28	$0.47
Discontinued operations	—	—
Net earnings (loss)	$0.28	$0.47
Weighted-average number of shares outstanding
Basic	835.0	866.9
Diluted	842.8	878.3

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(In millions)	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$1,371	$1,555
Accounts receivable, net	3,130	2,639
Inventories, net	2,581	2,483
Assets held for sale	621	592
Other current assets	1,315	1,264
Total current assets	9,018	8,533
Future income tax benefits	1,137	1,074
Fixed assets, net	3,122	3,165
Operating lease right-of-use assets	551	546
Intangible assets, net	5,987	6,326
Goodwill	15,313	15,501
Pension and post-retirement assets	58	56
Equity method investments	1,331	1,321
Other assets	669	668
Total Assets	$37,186	$37,190

Liabilities and Equity
Accounts payable	$2,979	$2,702
Accrued liabilities	3,700	3,774
Liabilities held for sale	170	170
Short-term borrowings and current portion of long-term debt	1,736	468
Total current liabilities	8,585	7,114
Long-term debt	10,422	11,365
Future pension and post-retirement obligations	188	192
Future income tax obligations	1,688	1,833
Operating lease liabilities	415	418
Other long-term liabilities	2,087	2,140
Total Liabilities	23,385	23,062

Equity
Common stock	10	10
Treasury stock	(7,104)	(6,795)
Additional paid-in capital	8,675	8,665
Retained earnings	12,431	12,193
Accumulated other comprehensive income (loss)	(560)	(269)
Non-controlling interest	349	324
Total Equity	13,801	14,128
Total Liabilities and Equity	$37,186	$37,190

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In millions)	2026	2025
Operating Activities
Net earnings (loss)	$265	$437
Discontinued operations, net of tax	1	—
Adjustments for non-cash items, net:
Depreciation and amortization	315	303
Deferred income tax provision	(179)	(69)
Stock-based compensation costs	21	23
Equity method investment net earnings	(31)	(44)
(Gain) loss on sale of investments	(3)	(5)
Changes in operating assets and liabilities
Accounts receivable, net	(509)	(362)
Inventories, net	(138)	(301)
Accounts payable and accrued liabilities	351	481
Distributions from equity method investments	12	77
Other operating activities, net	(39)	(52)
Net cash flows provided by (used in) continuing operating activities	66	488
Net cash flows provided by (used in) discontinued operating activities	13	(5)
Net cash flows provided by (used in) operating activities	79	483
Investing Activities
Capital expenditures	(94)	(63)
Investment in businesses, net of cash acquired	(23)	(12)
Dispositions of businesses	8	8
Settlement of derivative contracts, net	35	36
Other investing activities, net	9	1
Net cash flows provided by (used in) continuing investing activities	(65)	(30)
Net cash flows provided by (used in) discontinued investing activities	—	7
Net cash flows provided by (used in) investing activities	(65)	(23)
Financing Activities
Increase (decrease) in short-term borrowings, net	371	(49)
Issuance of long-term debt	22	9
Repayment of long-term debt	(16)	(1,205)
Repurchases of common stock	(306)	(1,288)
Dividends paid on common stock	(201)	(198)
Dividends paid to non-controlling interest	(1)	—
Other financing activities, net	(10)	(16)
Net cash flows provided by (used in) continuing financing activities	(141)	(2,747)
Net cash flows provided by (used in) discontinued financing activities	—	—
Net cash flows provided by (used in) financing activities	(141)	(2,747)
Effect of foreign exchange rate changes on cash and cash equivalents	(13)	17
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified in current assets held for sale	(140)	(2,270)
Less: Change in cash balances classified as assets held for sale	43	—
Net increase (decrease) in cash and cash equivalents and restricted cash	(183)	(2,270)
Cash, cash equivalents and restricted cash, beginning of period	1,557	3,972
Cash, cash equivalents and restricted cash, end of period	1,374	1,702
Less: restricted cash	3	4
Cash and cash equivalents, end of period	$1,371	$1,698

Carrier Global Corporation
Segment Summary

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2026	2025
Segment net sales
Climate Solutions Americas	$2,501	$2,572
Climate Solutions Europe	1,293	1,169
Climate Solutions Asia Pacific, Middle East & Africa	834	826
Climate Solutions Transportation	713	651
Segment net sales	$5,341	$5,218

Segment operating profit
Climate Solutions Americas	$373	$570
Climate Solutions Europe	89	105
Climate Solutions Asia Pacific, Middle East & Africa	81	121
Climate Solutions Transportation	101	97
Segment operating profit	$644	$893

Segment operating margin
Climate Solutions Americas	14.9%	22.2%
Climate Solutions Europe	6.9%	9.0%
Climate Solutions Asia Pacific, Middle East & Africa	9.7%	14.6%
Climate Solutions Transportation	14.2%	14.9%

Components of Changes in Net Sales

Three Months Ended March 31, 2026 Compared with Three Months Ended March 31, 2025

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	(3)%	—%	—%	—%	(3)%
Climate Solutions Europe	—%	11%	—%	—%	11%
Climate Solutions Asia Pacific, Middle East & Africa	(1)%	2%	—%	—%	1%
Climate Solutions Transportation	5%	5%	—%	—%	10%
Consolidated	(1)%	3%	—%	—%	2%

Carrier Global Corporation
Reconciliations

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2026	2025
Reconciliation to Earnings before income taxes
Segment operating profit	$644	$893

Corporate and other	(50)	(45)
Restructuring costs	(108)	(8)
Amortization of acquired intangible assets	(213)	(201)
Acquisition/divestiture-related costs	(14)	(10)
Non-service pension (expense) benefit	1	1
Interest (expense) income, net	(90)	(82)

Earnings before income taxes	$170	$548

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2026	2025
Reconciliation of Segment operating profit to Adjusted operating profit
Climate Solutions Americas	$373	$570
Climate Solutions Europe	89	105
Climate Solutions Asia Pacific, Middle East & Africa	81	121
Climate Solutions Transportation	101	97
Segment operating profit	$644	$893
Corporate and other	(50)	(45)
Adjusted operating profit	$594	$848

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended March 31, 2026
(In millions, except per share amounts)	Reported	Adjustments		Adjusted
Net sales	$5,341	$—		$5,341

Operating profit	$259	335	a	$594
Operating margin	4.8%			11.1%

Earnings before income taxes	$170	335	a	$505
Income tax (expense) benefit	$96	(92)	b	$4
Effective tax rate	(56.5)%			(0.8)%

Earnings from continuing operations attributable to common shareowners	$239	$243		$482

Summary of Adjustments:
Restructuring costs		$108	a
Amortization of acquired intangible assets		213	a
Acquisition/divestiture-related costs		14	a
Total adjustments		$335

Tax effect on adjustments above		$(92)
Total tax adjustments		$(92)	b

Diluted shares outstanding	842.8			842.8

Diluted earnings per share:
Continuing operations	$0.28			$0.57

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended March 31, 2025
(In millions, except per share amounts)	Reported	Adjustments		Adjusted
Net sales	$5,218	$—		$5,218

Operating profit	$629	219	a	$848
Operating margin	12.1%			16.3%

Earnings before income taxes	$548	219	a	$767
Income tax (expense) benefit	$(111)	(58)	b	$(169)
Effective tax rate	20.3%			22.0%

Earnings from continuing operations attributable to common shareowners	$412	$161		$573

Summary of Adjustments:
Restructuring costs		$8	a
Amortization of acquired intangible assets		201	a
Acquisition/divestiture-related costs		10	a
Total adjustments		$219

Tax effect on adjustments above		$(58)
Total tax adjustments		$(58)	b

Diluted shares outstanding	878.3			878.3

Diluted earnings per share:
Continuing operations	$0.47			$0.65

Free Cash Flow Reconciliation

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2026	2025
Net cash flows provided by operating activities	$79	$483
Less: Capital expenditures	(94)	(63)
Free cash flow	$(15)	$420

Net Debt Reconciliation

	(Unaudited)
(In millions)	March 31, 2026	December 31, 2025
Long-term debt	$10,422	$11,365
Short-term borrowings and current portion of long-term debt	1,736	468
Less: Cash and cash equivalents	1,371	1,555
Net debt	$10,787	$10,278